                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement         [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         CROWLEY, MILNER AND COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                        CROWLEY, MILNER and COMPANY LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crowley, Milner and Company, a Michigan corporation (the "Company"), will be held at the principal offices of the Company, 2301 West Lafayette Boulevard, Detroit, Michigan 48216, on Tuesday, May 19, 1998, at 11:00 a.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect four directors to hold office until the Annual Meeting of Shareholders in 2001;

     2. To appoint the firm of Ernst & Young LLP to audit the financial records of the Company for the fiscal year ending January 30, 1999; and

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 1998, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and any adjournment thereof (the "Record Date").

     You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign, date and mark the enclosed proxy and return it immediately. Your proxy may be revoked by filing with the Secretary a written revocation or a proxy bearing a later date at any time prior to the time it is voted or by attending the Annual Meeting and voting in person.

                                          By order of the Board of Directors,

                                          J. DALLACQUA
                                          JOHN R. DALLACQUA, Secretary
Detroit, Michigan
April 29, 1998

                        CROWLEY, MILNER and COMPANY LOGO

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Crowley, Milner and Company, a Michigan corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders which will be held on May 19, 1998, or at any adjournment of the meeting. The mailing address of the principal executive offices of the Company is 2301 West Lafayette Boulevard, Detroit, Michigan 48216. This Proxy Statement and the enclosed Proxy were first sent or given to shareholders on April 29, 1998.

     The cost of soliciting proxies, whether by mail, telephone, telegraph, in person or otherwise, will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them.

     Holders of Common Stock of record at the close of business on April 17, 1998, the record date for the determination of shareholders entitled to vote at the Annual Meeting and any adjournment thereof, will be entitled to vote at the meeting (the "Record Date"). On that Record Date, 1,544,462 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by him. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Any shareholder giving a proxy may revoke it at any time prior to its use. Unless revoked, the shares represented by the proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted (i) FOR the election of the Company's nominees as directors, and (ii) FOR the appointment of Ernst & Young LLP as auditors. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, the proxy holders will have discretionary authority to vote upon such matters and, in such event, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Crowley, Milner and Company, 2301 West Lafayette Boulevard, Detroit, Michigan 48216, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     For purposes of determining the number of votes cast with respect to any voting matter, except as otherwise expressly described herein, (a) only those cast "for" or "against" are included, (b) abstentions are counted only for purposes of determining whether a quorum is present at the Annual Meeting, and
(c) broker non-votes are not counted for any purpose. A majority of the outstanding shares of the Company Common Stock, represented in person or by proxy, will constitute a quorum at the meeting.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS.

     General; Plurality and Voting

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than nine members nor more than twelve members as shall be fixed from time to time by the Board and that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of each class of directors is three years, and the terms of office of the three classes overlap. The Board of Directors is presently comprised of twelve directors. Four directors will be elected at this year's Annual Meeting to hold office until the Annual Meeting in 2001. The nominees named below have been selected by the Board of Directors. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Provided that a quorum is present, the four nominees receiving the highest number of votes cast at the Annual Meeting will be elected as directors of the Company. If no instructions are indicated in any properly executed proxy, such proxy will be voted FOR the election of the individuals nominated by the Board of Directors.

     The following table sets forth the name, age, principal occupation for the past five years, other directorships with publicly owned companies and with public institutions, term of service as a director of the Company, and beneficial shareholdings with respect to the four individuals who will be nominated for election and the eight directors who were previously elected or appointed and who will continue for the terms indicated, as provided to the Company by each such person. Except as otherwise described, the individuals named above have been principally engaged in the occupations described above for the past five years. For purposes of computing the applicable percentages of the named persons, shares which can be acquired upon the exercise of any option are added to the shares owned beneficially by such persons and to the total shares outstanding on that date, provided that such shares are not deemed to be outstanding for purposes of computing the percentages of any other person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION.

                                                                                         SHARES BENEFICIALLY
                                                                                             OWNED AS OF
                                                                              HAS          APRIL 17, 1998
                                                                             SERVED    -----------------------
     NOMINEE FOR ELECTION                                                     AS A                     PERCENT
    AS A DIRECTOR UNTIL THE             PRINCIPAL OCCUPATION                DIRECTOR                     OF
      2001 ANNUAL MEETING              AND OTHER DIRECTORSHIPS        AGE    SINCE     NUMBER           CLASS
    -----------------------            -----------------------        ---   --------   ------          -------
Dennis P. Callahan.............  Chairman, President and Chief
                                   Executive Officer of the Company
                                   since November 1992; previously
                                   employed as Senior Vice President
                                   -- Merchandising of Hess's
                                   Department Stores, Allentown,
                                   Pennsylvania, from May 1990 to
                                   November 1992....................  54      1992     183,486(1)       11.25%
JoAnn S. Cousino...............  Private investor; former buyer for
                                   the Company......................  59      1983     119,960(2)        7.74%
Alfred M. Entenman, Jr. .......  Executive Consultant to BEI
                                   Associates, Inc. (architectural
                                   and engineering services)........  77      1973       7,000(2)        *
Benton E. Kraner...............  Partner, Swanson, Kraner & Gesler,
                                   Inc., Certified Public
                                   Accountants, Columbus, Ohio......  43      1996           0           *

                                                                                         SHARES BENEFICIALLY
                                                                                             OWNED AS OF
                                                                              HAS          APRIL 17, 1998
                                                                             SERVED    -----------------------
     DIRECTORS WHOSE TERMS                                                    AS A                     PERCENT
      CONTINUE UNTIL THE                PRINCIPAL OCCUPATION                DIRECTOR                     OF
      1999 ANNUAL MEETING              AND OTHER DIRECTORSHIPS        AGE    SINCE     NUMBER           CLASS
     ---------------------             -----------------------        ---   --------   ------          -------
Joseph C. Keys.................  Buyer for the Company..............  57      1983     115,875(3)        7.48%
Richard S. Keys................  Buyer for the Company..............  59      1981     116,430(3)        7.52%
Paul R. Rentenbach.............  Member of the firm of Dykema
                                   Gossett PLLC, Detroit, Michigan
                                   (attorneys)......................  52      1991      21,100(3)        1.36%
James L. Schaye, Jr. ..........  Managing Director and Senior Vice
                                   President,
                                   Schottenstein/Bernstein Capital
                                   Group, L.L.C. since 1990.........  49      1993       4,600(3)        *

     DIRECTORS WHOSE TERMS
      CONTINUE UNTIL THE
      2000 ANNUAL MEETING
     ---------------------
Donald N. Bailey...............  President and Chief Operating
                                   Officer, NBD Bank Community
                                   Development Corporation since
                                   June 1997; First Vice President,
                                   NBD Bank since April 1997; Vice
                                   President and General Manager NBD
                                   Bank Community Development
                                   Corporation from 1990 to June
                                   1997. Also serves as Director of
                                   Michigan Capital Fund for
                                   Housing..........................  57      1997           0           *
Thomas R. Ketteler.............  Chief Operating Officer,
                                   Schottenstein Stores Corporation
                                   since February 1995; Vice
                                   President -- Finance and
                                   Treasurer of Schottenstein Stores
                                   Corporation since October 1981.
                                   Also serves as Director of
                                   Schottenstein Stores Corporation
                                   and American Eagle Outfitters,
                                   Inc. and as an officer and
                                   director of various other
                                   corporations owned or controlled
                                   by the Schottenstein family.
                                   Serves on the Board of Directors
                                   of International Mass Retail
                                   Association (IMRA)...............  55      1997           0           *
Julius L. Pallone..............  Management consultant since June
                                   1993; President and Chief
                                   Executive Officer of Royal
                                   Financial Services, Inc. from
                                   January 1989 to June 1993;
                                   Chairman of the Board and
                                   President of its wholly-owned
                                   subsidiary, Royal Maccabees Life
                                   Insurance Co. from 1968 to June
                                   1993. Also serves as a trustee of
                                   the Pegasus Funds and a director
                                   of Oakland Commerce Bank.........  67      1988      10,000(2)        *

                                                                                         SHARES BENEFICIALLY
                                                                                             OWNED AS OF
                                                                              HAS          APRIL 17, 1998
                                                                             SERVED    -----------------------
     DIRECTORS WHOSE TERMS                                                    AS A                     PERCENT
      CONTINUE UNTIL THE                PRINCIPAL OCCUPATION                DIRECTOR                     OF
      2000 ANNUAL MEETING              AND OTHER DIRECTORSHIPS        AGE    SINCE     NUMBER           CLASS
     ---------------------             -----------------------        ---   --------   ------          -------
Jerome L. Schostak.............  Executive Officer of Schostak
                                   Brothers & Company, Inc.
                                   (commercial and industrial real
                                   estate sales, leasing, and
                                   development). Also serves as a
                                   director and the Vice Chairman of
                                   Charter One Financial, Inc. .....  64      1995       3,000(4)        *

-------------------------
    * Less than 1%.

(1) Includes shares held indirectly by members of Mr. Callahan's immediate family and 86,667 shares as to which Mr. Callahan has the right to acquire pursuant to outstanding stock options.

(2) Includes options to purchase 6,000 shares of Common Stock granted under the 1995 Director Stock Option Plan.

(3) Includes options to purchase 4,000 shares of Common Stock granted under the 1995 Director Stock Option Plan.

(4) Includes options to purchase 2,000 shares of Common Stock granted under the 1995 Director Stock Option Plan.

     Richard S. and Joseph C. Keys are brothers and JoAnn S. Cousino is their cousin.

     The law firm of Dykema Gossett PLLC, of which Mr. Rentenbach is an equity member, has performed legal services for the Company during its last fiscal year and is expected to perform such services during the current year. The amounts paid to Dykema Gossett during the fiscal year ended January 31, 1998 by the Company for legal services did not exceed five percent of that firm's gross revenues for its last fiscal year.

     Meetings and Committees of the Board.

     The Board of Directors has established an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. During the fiscal year ended January 31, 1998, the Board of Directors met five times, the Executive Committee met six times, the Nominating Committee met once, the Compensation Committee met two times and the Audit Committee met once.

     Directors other than officers are currently paid a retainer of $12,000 per year and $500 per meeting for attending meetings of the Board and any committees on which they serve. In the case of Mr. Rentenbach, amounts paid to him as director's fees are credited against fees for legal services charged by the law firm of which he is a member.

     The present members of the Executive Committee are Messrs. Callahan (Chairman), Rentenbach, Pallone, Schaye and Schostak. The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the business of the Company between meetings of the Board of Directors.

     The present members of the Compensation Committee are Messrs. Pallone (Chairman), Bailey, Entenman, Ketteler, Kraner and Ms. Cousino. The Compensation Committee establishes from time to time the salaries of the Company's executive officers, recommends to the Board of Directors the schedule of discretionary annual bonuses to be paid under the Company's discretionary bonus program, and administers the 1992 Incentive Stock Plan and the Crowley, Milner and Company 1995 Director Stock Option Plan.

     The present members of the Audit Committee are Messrs. Entenman (Chairman), Bailey, Joseph C. Keys, Ketteler and Kraner. The Audit Committee nominates the independent auditors, reviews with the independent auditors the scope and results of the auditing engagement and any non-audit services to be performed by the independent auditors and evaluates the independence of the independent auditors and their fees for audit and non-audit services.

     The present members of the Nominating Committee are Messrs. Rentenbach (Chairman), Callahan, Pallone, Schaye, Richard S. Keys and Schostak. The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for election as directors of the Company. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at the Company's principal executive offices.

PROPOSAL 2: APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, will propose at the meeting that the shareholders appoint the firm of Ernst & Young LLP to audit the financial records of the Company for the fiscal year ending January 30, 1999. Ernst & Young audited the Company's financial records for the prior fiscal year.

     A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to answer appropriate questions by shareholders.

     The affirmative vote of a majority of the shares present at the meeting is required to appoint Ernst & Young LLP as the Company's auditors. If the necessary approval by shareholders is not received the Board of Directors will select and appoint another independent public accounting firm for such purpose without further shareholder action. If no instructions are indicated in any properly executed proxy, such proxy will be voted FOR the appointment of Ernst & Young LLP as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

                              FURTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning the ownership of the Company's Common Stock as of April 17, 1998 (i) by those persons who were believed by the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, as reported to the Securities and Exchange Commission and/or to the Company by such persons, (ii) by the Named Executive Officers (as defined below in "Executive Compensation"), and (iii) by all directors and officers (including the Named Executive Officers) of the Company as a group.

                                                                          SHARES
                                                                    BENEFICIALLY OWNED
                                                                 AS OF APRIL 17, 1998(2)
                                                                --------------------------
                                                                 NUMBER           PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)               OF SHARES         OF CLASS
          ---------------------------------------               ---------         --------
Jay L. Schottenstein(3).....................................     514,800           33.33%
  c/o 1800 Moler Road
  Columbus, Ohio 43207
Dennis P. Callahan(4).......................................     183,486           11.25%
JoAnn S. Cousino(5).........................................     119,960            7.74%
Richard S. Keys(6)..........................................     116,430            7.52%
Joseph C. Keys(6)...........................................     115,875            7.48%
Dimensional Fund Advisors, Inc.(7)..........................      82,000            5.31%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
John R. Dallacqua(8)........................................      17,333            1.12%
All directors and executive officers (including the Named
  Executive Officers) of the Company as a group (17 in
  number)(9)................................................     615,118           36.64%

-------------------------
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table. Except as otherwise noted, the address for all executive officers and directors is c/o the Company, 2301 West Lafayette Boulevard, Detroit, Michigan 48216.

(2) For purposes of computing the applicable percentages of the named persons, shares which can be acquired upon the exercise of any option are added to the shares owned beneficially by such persons and to the total shares outstanding on that date, provided that such shares are not deemed to be outstanding for purposes of computing the percentages of any other person.

(3) Mr. Schottenstein, as the sole trustee of several trusts, is deemed to be the beneficial owner of 514,800 shares. Mr. Schottenstein, as the sole trustee for such trusts, acquired the 514,800 shares of the Company's Common Stock pursuant to an Agreement and Plan of Reorganization between the Company and such trusts as the sole shareholders of Steinbach Stores, Inc., dated November 17, 1995 (the "Steinbach Acquisition Agreement"). The issuance of the 514,800 shares was approved by the Company's shareholders at the Company's 1996 Annual Meeting. The acquisition of such shares by Mr. Schottenstein, as sole trustee for such trusts, may be deemed to have been a change in ownership of the Company under the rules and regulations of the Securities Exchange Commission. In addition, pursuant to the terms of the Steinbach Acquisition Agreement, the Company agreed to either appoint or nominate for election as directors of the Company individuals selected by Mr. Schottenstein, as the sole trustee for such trusts, so that the percentage of representation by such individuals on the Board approximates the percentage ownership by such trusts of the Common Stock. The Company's obligation relative to the foregoing terminates when such trusts own less than 10% of the Common Stock. As of April 17, 1998, such trusts beneficially owned an aggregate of 34.1% of the Common Stock. The current individuals selected by Mr. Schottenstein in connection with the foregoing as representatives of such trusts on the Company's Board consist of Messrs. Ketteler, Kraner and Schaye. See "Proposal 1: Election of Directors".

(4) Includes shares held indirectly by members of Mr. Callahan's immediate family and 86,667 shares as to which Mr. Callahan has the right to acquire pursuant to outstanding stock options.

(5) Includes options to purchase 6,000 shares of Common Stock granted under the 1995 Director Stock Option Plan.

(6) Includes options to purchase 4,000 shares of Common Stock granted under the 1995 Director Stock Option Plan.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 82,000 shares of the Company as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(8) Includes options to purchase 2,333 shares of Common Stock granted under the 1992 Incentive Stock Plan.

(9) Includes a total of 134,334 shares which may be acquired pursuant to stock options.

EXECUTIVE OFFICERS

     Set forth below is certain information concerning the Company's present executive officers, including name, age, principal occupation and business experience during the past five years and length of service as an officer of the Company.

               NAME AND AGE                               OFFICE(S) AND LENGTH OF SERVICE
               ------------                               -------------------------------
Dennis P. Callahan, 54....................    President and Chief Executive since November 1992.
                                              Previously employed as Senior Vice President --
                                              Merchandising of Hess's Department Stores, Allentown,
                                              Pennsylvania, from May 1990 to November 1992, and as
                                              President of Bon Ton Stores, York, Pennsylvania, from
                                              July 1985 to January 1989.
John R. Dallacqua, 42.....................    Vice President -- Finance, Chief Financial Officer,
                                              Secretary and Treasurer since July 1996. Previously self
                                              employed as an attorney, Livonia, Michigan, from
                                              February 1995 to July 1996 and as Vice President --
                                              Portfolio Manager, Great Lakes Bancorp, FSB, from
                                              December 1990 to February 1995.
Nancy L. Borchers, 51.....................    Senior Vice President -- Stores (Steinbach) since March
                                              1998; Vice President -- Stores (Steinbach) from March
                                              1996 through March 1998; and Store Manager, Steinbach,
                                              from June 1995 to December 1995. Previously employed as
                                              a real estate salesperson, Johnson & Johnson, Point
                                              Pleasant, New Jersey, from May 1994 to May 1995 and as
                                              Merchandise Manager -- Stores, Royal Doulton, Somerset,
                                              New Jersey, from January 1991 to May 1994.
June A. Ley, 46...........................    Senior Vice President -- General Merchandise Manager
                                              since March 1998; Vice President -- General Merchandise
                                              Manager from March 1995 through March 1998; General
                                              Merchandise Manager from April 1994 to March 1995; and
                                              Divisional Merchandise Manager from June 1993 to April
                                              1994. Previously self-employed as Retail Consultant,
                                              Pittsburgh, Pennsylvania, from February 1992 to June
                                              1993.
Ray Attebery, 56..........................    Senior Vice President -- Operations and Chief
                                              Information Officer since March 1998; and as Vice
                                              President -- Operations from November 1996 through March
                                              1998. Previously employed as President, Wholesale
                                              Windows and Siding, Kalamazoo, Michigan, from April 1996
                                              to November 1996; General Manager, Men's Clothing
                                              Warehouse, Royal Oak, Michigan, January 1994 to March
                                              1996 and as Vice President -- Sales, Mrs. Kay's Windows
                                              & Blinds, Farmington Hills, Michigan, from December 1992
                                              to January 1994.
John Freudenthal, 57......................    Senior Vice President -- Stores (Crowley's) since April
                                              20, 1998. Previously employed as Executive Vice
                                              President -- Merchandising, Carson, Pirie, Scott & Co.,
                                              from 1990 to January 1997 and as Senior Vice President
                                              -- General Merchandise Manager, Filene's Department
                                              Store, a division of May Department Stores, Boston,
                                              Massachusetts, 1985-1990.

EXECUTIVE COMPENSATION

     The following information about the Company's method of compensating its executive officers is intended to both comply with the disclosure rules of the Securities and Exchange Commission ("SEC") and provide shareholders with a better understanding of the Company's objectives, policies and arrangements for executive compensation.

     Summary Compensation Table

     The following table sets forth, for the fiscal years ended January 31, 1998, February 1, 1997 and February 3, 1996, information with respect to the cash and other compensation paid to, or accrued for, the Executive Officers whose total annual salary and bonuses exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                     ANNUAL         -----------------------
                                                  COMPENSATION
                                               ------------------   RESTRICTED   SECURITIES
                                                                      STOCK      UNDERLYING    LTIP
     NAME AND PRINCIPAL                                               AWARDS      OPTIONS     PAYOUTS      ALL OTHER
          POSITION               FISCAL YEAR    SALARY     BONUS       ($)          (#)         ($)     COMPENSATION($)
-----------------------------    -----------   --------   -------   ----------   ----------   -------   ---------------
Dennis P. Callahan...........       1997       $393,317     --        82,500        --         --           $4,770(1)
  President and Chief               1996       $329,980   $75,000      --         100,000      --           $7,797(1)
  Executive Officer                 1995       $292,677   $50,000      --          30,000      --           $4,901(1)
John R. Dallacqua............       1997       $111,881     --        24,750        2,000      --           $  167(2)
  Vice-President -- Finance,        1996(3)    $ 59,231   $ 5,000      --           5,000                   $  195(2)
  Chief Financial Officer,
  Secretary and Treasurer

-------------------------
(1) Includes $4,200 (or $350 per month) for a car allowance for the years 1997, 1996 and 1995, $370, $511 and $501 of premiums paid by the Company on a term life insurance policy maintained for the benefit of Mr. Callahan for the years 1997, 1996 and 1995, and $200, $3,086 and $200 contributed by the Company on Mr. Callahan's behalf to the Company's profit-sharing plan for the years 1997, 1996 and 1995.

(2) Consists of $167 and $195 of premiums paid by the Company on term life insurance policy maintained for the benefit of Mr. Dallacqua for the years 1997 and 1996.

(3) Mr. Dallacqua became Vice-President -- Finance, Chief Financial Officer, Secretary and Treasurer of the Company effective July 15, 1996. The compensation listed includes all compensation paid to, or accrued for, Mr. Dallacqua for the period of July 15, 1996 through January 31, 1997.

     Stock Option Grants

     The following table sets forth information with respect to stock options granted in March 1998 pursuant to the Crowley, Milner and Company 1992 Incentive Stock Plan in the fiscal year ended January 31, 1998 to the Named Executive Officers. In addition, in accordance with regulatory requirements, hypothetical gains that would exist for the respective options are shown using assumed rates of appreciation of 5% and 10% respectively (see note 3 below.) The ultimate value of the options will depend on the actual market value of the Company's Common Stock at a future date.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                   -----------------------------------------------------------       ANNUAL RATES OF
                                                 PERCENT OF TOTAL                                      STOCK PRICE
                                   NUMBER OF         OPTIONS                                          APPRECIATION
                                   SECURITIES       GRANTED TO        EXERCISE                     FOR OPTION TERM (3)
                                   UNDERLYING       EMPLOYEES         PRICE ($/     EXPIRATION    ---------------------
             NAME                   OPTIONS       IN FISCAL YEAR      SHARE)(2)        DATE        5%($)       10%($)
             ----                  ----------    ----------------     ---------     ----------     -----       ------
Dennis P. Callahan.............      --             --                  --             --           --           --
John R. Dallacqua..............      2,000              8%              $8.25        03/25/02      $4,559      $10,073

-------------------------
(1) Options granted under the 1992 Incentive Stock Plan are either "Incentive Stock Options" (which may afford tax benefits to the recipients but do not provide tax deductions to the Company) or "Nonqualified Stock Options" (which do not afford tax benefits to the recipients but may provide tax deductions to the Company). The options held by Mr. Dallacqua are Incentive Stock Options and are exercisable on a cumulative basis in equal annual installments of 33%, beginning on the anniversary of the grant date. However, if employment with the Company terminates for any reason, other than a "Change in Control" (as defined in the Plan), before the option is exercisable, the right to exercise the option ends at the earlier of the expiration of the option or (i) one year after termination due to death or disability, or (ii) three months after termination for any other reason. Upon a Change in Control, options become immediately exercisable, subject to reduction to avoid classification as an excess parachute payment under the Internal Revenue Code. Options exercised within any one calender year for stock with a fair market value over $100,000 shall be deemed Nonqualified Stock Options to the extent over $100,000.

(2) The exercise price shown represents the closing price of the Common Stock reported on the American Stock Exchange on the date of the grant.

(3) The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. The estimated amounts presented represent assumed annual compounded rates of appreciation in the market price for the Company's Common Stock from the date of grant through the expiration of the options (in each case, although exercisable as described in Note (1) above, the options expire on the fifth anniversary of the date of grant). Actual gains on exercise, if any, are dependent on the future performance of the Company's Common Stock. Based on the closing price of $8.25 per share for the Company's Common Stock as reported on the American Stock Exchange on March 25, 1997, the 5% and 10% rates of appreciation for a period of five years from such date would result in per share prices of $10.53 and $13.29, respectively. The presentation is based on the disclosure format prescribed by the SEC and is not intended to forecast possible appreciation of the Company's Common Stock.

     Unexercised Options and Holdings

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options previously granted under the 1992 Incentive Stock Plan during the fiscal year ended January 31, 1998, and unexercised options held as of that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 1997 FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF               VALUE OF UNEXERCISED
                               SHARES                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             ACQUIRED ON      VALUE        AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END($)
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
           ----              -----------   -----------   -------------------------   ----------------------------
Dennis P. Callahan.........     --            --            86,667/33,333                $27,500/$0
John R. Dallacqua..........     --            --             2,333/4,667                    $0/$0

-------------------------
(1) The estimated value of the unexercised option shares (i.e., the difference between the fair market value of the securities underlying the options and the exercise price of the options at fiscal year-end) was based on the closing price of the Common Stock reported on the American Stock Exchange on January 31, 1998, or $5.50 per share. The dollar values in this table (and all others contained in this report) are calculated on a pre-tax basis.

     Employment Contracts, Termination of Employment, and Change-in-Control Arrangement

     Executive officers of the Company (including the Named Executive Officers) are appointed annually by the Board of Directors and, subject to the employment agreement with Mr. Callahan, described below, and the one year rolling contract with Mr. Dallacqua, serve at the pleasure of the Board.

     The Company has entered into a written employment agreement with Mr. Callahan employing him as the President and Chief Executive Officer of the Company. This agreement provides for a two year term of employment (initially, from November 1, 1992 to October 31, 1994, subject to certain automatic renewal provisions) unless he is terminated due to permanent disability (as defined in the agreement), he is terminated without cause (as defined in the agreement), he voluntarily terminates his employment or he is terminated for good reason or for cause (as defined in the agreement, including the willful engagement in dishonest or fraudulent actions or omissions). Termination for good reason includes (a) a change in control (generally, (i) the acquisition by a person or group of more than 50% of the fair market value or total voting power of the Company, (ii) the acquisition within a twelve-month period by a person or group of more than one-third in fair market value of the Company's assets, or (iii) the replacement of a majority of the directors within a twelve-month period) followed by a diminution or adverse change in the employee's duties and responsibilities, in the employee's rights or benefits under certain bonus, stock, and other employee benefit plans or by a requirement that the employee relocate his principal place of employment beyond a 100 mile radius of Detroit, Michigan, (b) a material breach of the employment agreement, and (c) the failure by the Company to obtain a satisfactory agreement from any successor to perform the employment agreement. If the employee is terminated without cause or for good reason, the employee would be entitled to receive a single cash payment, within ten business days following the date of termination, equal to the present value of two years' base salary and, further, the employee would be entitled to exercise any previously granted outstanding stock options. The agreement restricts employee disclosure of material or secret information and employee competition within a fifteen-mile radius of any of the Company's stores for a period of one year after employment.

     Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Messrs. Pallone (Chairman), Bailey, Entenman, Ketteler, Kraner and Ms. Cousino. None of these individuals was an employee of the Company during 1997.

     Compensation Committee Report on Executive Compensation

     General. The compensation of the Company's executive officers (including the Named Executive Officers) is determined annually by the Compensation Committee of the Board of Directors. The Compensation Committee consists of six directors, none of whom are employed by the Company or are eligible to participate in any of the Company's benefit plans except for the 1995 Director Stock Plan. The Board of Directors, with the guidance and supervision of the Compensation Committee, has developed and implemented compensation policies that seek to provide fair and competitive compensation, encourage the retention of qualified individuals and enhance stockholder value by encouraging executive officers to focus their effort on achieving profitability for the Company. The Company's compensation policies are intended to align the financial interest of the Company's officers (including its executive officers) with those of the shareholders as well as to create an atmosphere which recognizes the individual contribution and/or performance of each executive officer.

     In addition to merit-based promotions, the essential components of the compensation policy for the Company's executive officers are base compensation, discretionary annual cash bonus awards and long-term stock incentive awards in the form of stock options and/or restricted stock.

     Base Compensation. The base compensation for the executive officers of the Company, including the Chief Executive Officer, is reviewed in March of each year by the Compensation Committee. Each year, the Compensation Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, annual salaries for the Company's executive officers (excluding the Chief Executive Officer) for the following year. Annual salaries are developed after a review of several factors, including the overall salary increase for Company personnel, comparative competitive industry data and assessments of the executive's individual performance. The general salary increase for Company employees as a whole is primarily dependent upon the Company's earnings performance, the inflation rate for southeastern Michigan and any reported trends reflecting general increases in compensation among retailers of comparable size. The peer group of retailers used for compensation analysis is not generally the same as the Peer Group Index discussed below in the Stock Performance Graph. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily comprised of all of the companies included in a peer group established for comparing shareholder returns, due primarily to the fact that most of the public companies included in the peer index are much larger than the Company. In particular, the Compensation Committee believes that approximately eight to twelve retailers of relatively the same size as the Company and approximately fifteen to twenty other non-manufacturing companies doing business in Southeastern Michigan are the Company's most direct competitors for executive talent, and therefore information about compensation levels paid by such organizations is considered by the Committee. The Compensation Committee, where appropriate, also considers certain other non-financial measures, such as increases in market share, improvements in service quality, and improvements in relations with customers, suppliers and employees. During 1997, the Company engaged an independent consulting firm to evaluate the compensation paid to its executive officers and senior management employees. However, due to the poor operating results which the Company experienced in 1997, the Compensation Committee did not believe it would be appropriate to implement all of the increases recommended by the consultant. Selective increases in base compensation were approved for three executive officers.

     The base compensation of the Chief Executive Officer under his employment agreement is determined by reference to the same factors applicable to the executive officers, but such determination is made by the Compensation Committee without the involvement of the Chief Executive Officer. Each year the Committee's determination on base compensation is presented to and approved by the Company's Board of Directors, without participation by any affected employee directors.

     Discretionary Cash Bonus Awards. For several years, the Company has maintained a program of providing incentives to selected officers and employees who have principal responsibility for profitability and growth in the form of annual discretionary cash bonuses. In prior years, annual cash bonuses were recommended to the Compensation Committee in March each year by the Chief Executive Officer for all officers, which assessed the appropriateness of the recommended bonuses in light of each person's performance evaluation for the prior fiscal year, as well as general market and economic considerations. For the fiscal year 1997, no discretionary bonuses were awarded to the Chief Executive Officer or any other executive officers.

     For the fiscal year ended January 30, 1999, the Board of Directors has approved a short-term incentive cash bonus program in which 11 executive officers and senior management employees (including the Chief Executive Officer) will participate. Under this program, participants will be eligible to receive a cash bonus calculated as a percentage of the participant's base salary (the bonuses range from 20% of base salary to 60% of base salary in the case of Mr. Callahan, provided that the Company achieves at least 90% of a predetermined net income target. A portion of this bonus will be based on the Company's achievement of targeted earnings per share of Common Stock, a portion of the bonus will be based on the participant's performance evaluation for the year and a portion will be based on the participant's peer group evaluation for the year. If the Company does not achieve net income at least equal to 90% of the targeted amount, the bonus will be zero. If the Company achieves 90% of targeted net income, the bonus will be 50% of the maximum amount. If targeted net income is at least 90% of the targeted amount but less than 100% of the targeted amount, the bonus will be appropriately adjusted on a straight-line basis, increasing by 5% for each percentage point that actual net income approaches 100% of targeted net income. For example, in the case of Mr. Callahan, 80% of his incentive bonus will be based on the Company's achievement of targeted net income, and the remaining portion will be awarded by the Compensation Committee on the basis of an evaluation of his performance. If the Company achieves 94% of the targeted amount, Mr. Callahan will be entitled to an incentive bonus amount of 34% of his base salary (maximum bonus amount [60% of base salary] times 80% times 70%).

     Stock Incentive Awards. The Company's incentive program includes the 1992 Incentive Stock Plan, which is intended to retain qualified executive officers and to motivate such officers to improve the operating results of the Company and, thereby, improve the long term stock performance of the Company through the grant of stock options and/or the award of restricted stock. Under this Plan, which is administered by the Compensation Committee, grants of incentive stock options and awards of restricted stock have been made to eligible participants as follows: (i) during the fiscal year ended February 3, 1996, options were granted to executive officers to acquire 40,000 shares (of which, options to acquire 30,000 shares were made to the Chief Executive Officer and, in connection therewith, options previously granted to the Chief Executive Officer on April 13, 1994, to acquire 20,000 shares at a per share exercise price of $10.00 were canceled), (ii) during the fiscal year ended February 1, 1997, options were granted to executive officers to acquire 128,000 shares (of which, options to acquire 100,000 shares were made to the Chief Executive Officer), and
(iii) during the fiscal year ended January 31, 1998, options were granted to executive and other officers to acquire 24,500 shares (none of which were made to the Chief Executive Officer) and restricted stock awards totaling 10,000 shares of common stock were made to four executive and other officers.

     As is the case with respect to cash compensation, the amount of any grants of stock options and/or awards of restricted stock to the Chief Executive Officer will be established separately by the Compensation Committee without the participation of the Chief Executive Officer. Any such award will be based, among other things, upon factors applicable to executive officer awards as well as information regarding option grants to chief executive officers of retailers of similar size or performance, the Chief Executive Officer's base compensation and his anticipated future contribution to the Company.

     Conclusion. Through the compensation programs described above, a significant portion of the executive compensation is based on individual and corporate performance and on stock performance. The Compensation Committee intends to continue the policy of linking the executive compensation to corporate performance and shareholder returns.

                                          Members of the Compensation Committee:
                                             Jules L. Pallone, Chairman
                                             Donald N. Bailey
                                             JoAnn S. Cousino
                                             Alfred M. Entenman, Jr.
                                             Thomas R. Ketteler
                                             Benton E. Kraner

     Stock Performance Graph

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the Company's last five fiscal years with the cumulative total return on the American Stock Exchange (the "AMEX Index") and the Media General Retail Trade -- Department Stores Index (the "Peer Group Index"), which is comprised of 23 department stores, many of which are of significantly larger size than the Company, in terms of total revenues. The comparison assumes the investment of $100 in the Company's Common Stock and in each index on February 1, 1993, and the reinvestment of all dividends, if any, through January 31, 1998.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

        CROWLEY, MILNER AND COMPANY, THE AMERICAN STOCK EXCHANGE INDEX,
           AND MEDIA GENERAL RETAIL TRADE -- DEPARTMENT STORES INDEX
                   PERFORMANCE RESULTS FROM FEBRUARY 1, 1993
                           THROUGH JANUARY 31, 1998)

                                                      CROWLEY,
               MEASUREMENT PERIOD                    MILNER AND        PEER GROUP
             (FISCAL YEAR COVERED)                    COMPANY            INDEX           AMEX INDEX
1993                                                        100.00            100.00            100.00
1994                                                        127.59            128.49            119.40
1995                                                         56.90            108.82            104.21
1996                                                         68.97            140.96            133.57
1997                                                         87.93            156.09            143.76
1998                                                         75.86            189.75            163.98

CERTAIN TRANSACTIONS

     Pursuant to a long-term store lease (which was executed in 1964 and terminates in 2013) between the Company and two partnerships in which Jerome L. Schostak, a director of the Company since 1995, is a partner, the Company paid an aggregate of $737,233 in rentals during the fiscal year ended January 31, 1998. Mr. Schostak has a substantial interest in such partnerships. The term of the lease was negotiated by the Company with such partnerships at a time when the partnerships were not an affiliated person or entity.

SECTION 16(A) BENEFICIAL OWNERSHIP AND REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors and executive officers and any persons holding more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") are required to file reports with the Securities and Exchange Commission and with the American Stock Exchange relative to their ownership of the Common Stock. Specific due dates for filing these reports have been established and the Company is required to disclose in this Proxy Statement any failure to timely file these reports.

     Based upon the written representations of its Reporting Persons and on copies of the reports filed with the Securities and Exchange Commission, the Company believes that all of these requirements were satisfied by the Company's Reporting Persons.

OTHER MATTERS AND SHAREHOLDER PROPOSALS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above, except for routine matters. If other business does properly come before the meeting, however, the persons named in the accompanying proxy intend to vote the proxy in accordance with their best judgment on such matters.

     Any proposals of shareholders to be presented at the Annual Meeting to be held in May 1999 which are eligible for inclusion in the Company's proxy statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company no later than 120 days prior to April 22, 1999 (the anticipated mailing date for the 1998 Annual Meeting proxy materials), and should be sent to the Secretary of the Company at its principal executive offices by certified mail, return-receipt requested.

Detroit, Michigan
April 29, 1998

CROWL-98-PS

                         CROWLEY, MILNER AND COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROWLEY, MILNER
                                 AND COMPANY

The undersigned shareholder hereby appoints DENNIS P. CALLAHAN and JOHN R. DALLACQUA, or either one of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all of the shares of Common Stock of Crowley, Milner and Company standing in the name of the undersigned at the close of business on April 17, 1998, at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 19, 1998 at 11:00 a.m., Eastern Daylight Saving Time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.

The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated April 29, 1998. Proxies will be voted as instructed.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

BY EXECUTION OF THIS PROXY, THE UNDERSIGNED SHAREHOLDER CONFERS UPON THE ABOVE APPOINTED PROXIES THE DISCRETIONARY AUTHORITY TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Proxy Statement and Notice of said Meeting, both dated April 29, 1998.

Brokers executing proxies should indicate on the reverse the number of shares with respect to which authority is conferred by this Proxy if less than all shares held as nominees are to be voted.

--------------------------------------------------------------------------------
               PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Please sign exactly as your name(s) appear(s) on the reverse side. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?
-------------------------------                ---------------------------------

-------------------------------                ---------------------------------

-------------------------------                ---------------------------------

X] PLEASE MARK VOTES
   AS IN THIS EXAMPLE


------------------------------------------------                1. Election of directors to hold office until the Annual
CROWLEY, MILNER AND COMPANY                                        Meeting of Shareholders in 2001.     For All   With-  For All
------------------------------------------------                                                       Nominees   hold  Except

                                                                        Dennis P. Callahan                [ ]     [ ]    [ ]
                                                                        Jo Ann S. Cousino
                                                                      Alfred M. Entenman, Jr.
                                                                        Benton E. Kraner
Mark box at right if an address change or       [ ]
comment has been noted on the reverse
side of this card.                                                 NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through
RECORD DATE SHARES:                                                the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).


                                                                                                          For   Against  Abstain
                                                                2. Appointment of Ernst & Young LLP       [ ]     [ ]    [ ]
                                                                   as independent auditors for the
                                                                   fiscal year ending January 30, 1999.


                                                      ----------------
        Please be sure to sign and date this Proxy.   | Date
----------------------------------------------------------------------


--------Shareholder sign here--------------------Co-owner sign here---

DETACH CARD                                                                                                             DETACH CARD
